UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of Lantheus Holdings, Inc. (“Lantheus”) was held on June 16, 2020. A total of 34,880,872 shares of Lantheus common stock, out of a total of 39,940,964 shares of Lantheus common stock outstanding and entitled to vote as of the close of business on May 12, 2020 (the record date for the Special Meeting) were present virtually or represented by proxy. A summary of the voting results for the following proposals, each of which is described in detail in the joint proxy statement/prospectus of Lantheus and Progenics Pharmaceuticals, Inc. (“Progenics”) filed with the Securities and Exchange Commission (“SEC”) and first mailed to Lantheus stockholders on or about March 19, 2020, as supplemented by the supplement to the joint proxy statement/prospectus of Lantheus and Progenics filed with the SEC and first mailed on or about May 14, 2020, is set forth below:

Proposal I: Approval of the Stock Issuance

Lantheus stockholders approved the issuance of shares of Lantheus common stock (the “Stock Issuance”) to stockholders of Progenics in the merger between Progenics and Plato Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Lantheus, contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020, among Lantheus, Merger Sub and Progenics. The proposal was approved by the stockholders by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,628,970	169,669	82,233	0

Proposal II: Adjournment of the Lantheus Holdings Special Meeting

Lantheus stockholders voted on a proposal to approve the adjournment of the Special Meeting if necessary to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting, or any adjournment or postponement thereof, to approve the Stock Issuance. The votes on this proposal are set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,988,337	4,596,678	295,857	0

Because there were sufficient votes at the time of the Special Meeting to approve the Stock Issuance, a vote on the proposal to adjourn the Special Meeting to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Stock Issuance, while approved, was not necessary.

Item 8.01 Other Events

On June 16, 2020, Lantheus issued a press release announcing the results of the stockholder vote on the Stock Issuance proposal at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

99.1	Press Release, dated June 16, 2020, of Lantheus Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President and General Counsel

Date: June 16, 2020